PERSONAL EMPLOYMENT AGREEMENT
This Personal Employment Agreement (the "Agreement"), effective as of October 1St, 2002, is made by and among m-Wise Ltd., a company organized under the laws of the State of Israel (the "Company"), m-Wise, Inc., a company organized under the laws of the State of Delaware, USA ("m-Wise"), the Company and m-Wise with principal places of business at 10 Hasadnaot St., Herzliya 46728; and Gabriel
(Gabi) Kabazo (Israeli I.D. No 029482536), residing at 15 Zirelson St. Tel Aviv 62302 (the "Employee").

WITNESSETH

WHEREAS, the Company desires to employ the Employee on the terms and conditions herein set forth, and the Employee desires to accept such employment on the terms and conditions herein set forth; and WHEREAS, the Company is a wholly-owned subsidiary of m-Wise; and WHEREAS, the Employee agrees to render the services hereunder subject to and in accordance with the provisions hereof.

NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

1. Employment; the Position
1.1. The Company hereby appoints the Employee to serve as the Chief Financial Officer of the Company and of m-Wise (the "Position"). The Employee shall be directly subject to the Chief Executive Officer of m-Wise (the "Supervisor"). The Employee acknowledges and agrees that his scope of responsibilities and duties shall include the provision of services to both the Company and to m-Wise and that he shall not be entitled to receive any other compensation or payment with respect to the subject matter hereof either from the Company or from m-Wise, other than as expressly stated in Section 4 below. The Employee acknowledges and agrees that the Company and m-Wise may, from time to time, revise the terms and conditions of the Position, provided, that, such revision shall be made in accordance with the Employee's skills and provided, further, that it shall not significantly adversely affect the employment terms of the Employee or his responsibilities with the Company or m-Wise. 1.2. The Employee shall be employed on a full-time basis. The Employee shall devote all his efforts to the performance of his duties and responsibilities under this Agreement. 1.3. The Employee shall primarily perform his duties hereunder at the Company's facilities in Israel. Employee acknowledges and agrees that the performance of his duties hereunder may require significant domestic and international travel.


2. Special Agreement
It is agreed between the parties hereto that this Agreement is a personal one, and that the position the Employee holds within the Company and m-Wise is a management position which requires a special measure of personal trust, as such terms are defined in the


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Working  Hours and Rest Law  5711-1951,  as amended  (for the  purposes  of this
Section 2, the "Law"). The provisions of any collective bargaining agreements which exist or shall exist do not, and will not, apply to the employment of the Employee, whether such agreements were signed among the Government, the General Federation of Labor and Employers' organizations, or any of such parties, or whether signed by others, in relation to the field or fields of the Company and/or m-Wise or in relation to the category of employees to which the Employee belong (subject to applicable lawful provisions). In light of such trust relations, the provisions of the Law or any other law which may apply, will not apply to the employment of the Employee with the Company. Thus, the Employee may be required from time to time and according to the workload to work beyond the regular working hours.

3. Representations of the Employee
The Employee represents and warrants toward the Company and m-Wise as follows:

3.1 Employee shall perform faithfully his duties as may be assigned to him from time to time by the Supervisor to the best of his ability, and shall devote his full and undivided business time to the promotion of the Company's and m-Wise's business. Employee undertakes not to engage in any other business activities other than at the direction, or with the written approval, of the Board of Directors of m-Wise. 3.2 Employee shall inform the Company, immediately upon becoming aware of every matter in which he or a member of his immediate family has a personal interest or which might create a conflict of interests with his duties under his employment. 3.3 Employee shall not, unless otherwise agreed in writing by the Company, during the term of this Agreement, engage, employ or initiate, directly or indirectly, in any other compensatory job, business, employment or other business related involvement, except for his employment under this Agreement. 3.4 The execution and delivery of this Agreement and the fulfillment of the terms hereof shall not constitute a default under or a breach of any agreement or other instrument to which the Employee is a party or by which he is bound, including without limitation, any confidentiality or non competition agreement, and does not require the consent of any person or entity.
3.5 Employee shall not utilize, during the term of this Agreement, any proprietary information of any of his previous employers. 3.6 Employee shall abide by the Company and m-Wise's rules and regulations, as shall be published from time to time. 3.7 In carrying out the duties under this Agreement, Employee shall not make any representations, or give any guaranties on behalf of the Company or m-Wise, except as specifically authorized to so do. 3.8. Employee undertakes not to disclose and to keep in strict confidence the terms and conditions of this Agreement.


4. Compensation; Social Benefits
4.1. Salary. The Company shall pay the Employee as compensation for


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the employment  services  provided by him pursuant to this Agreement,  a monthly gross salary in the amount of NIS 15,000 (as shall be adjusted from time to time in accordance with the provisions hereof, the "Salary"). The Salary shall be adjusted with cost of living increases ("Tosefet Yoker"), in accordance with customary business standards.


The Salary shall be paid monthly in arrears, on the tenth (10th) day of each month. 4.2. Car. The Company shall provide Employee with a Company car, with an engine of not more than 1,600 cc, selected by the Employee (the "Company Car"). The Company Car shall be placed at Employee's disposal, for Employee's business and personal use and for the use of his spouse. Employee shall take good care of the Company Car and ensure that the provisions of the insurance policy and the Company's rules relating to the Company Car are strictly, lawfully and carefully observed.

         Subject to applicable law, the Company shall bear all fixed and ongoing expenses relating to the Company Car and to the use and maintenance thereof, excluding expenses incurred in connection with violations of law, which shall be paid solely by Employee.
         The value of the monthly use of the Company Car shall be added to the Salary, in accordance with income tax regulations applicable thereto, as straightforward income, and Employee shall bear any and all taxes applicable to him in connection with said Company Car and the use thereof.
         Upon the earlier of (i) the date of termination of the Prior Notice Period; or (ii) the date of actual termination of employment, for any reason, the Employee shall return the Company Car (together with its keys and any other equipment supplied and/or installed therein by Company and any documents relating to the Company Car) to the Company's principal office. Employee shall have no rights of lien with respect to the Company Car and/or any of said equipment and documents. 4.3. Manager's Insurance Scheme. The Company shall insure the Employee under an accepted "Manager's Insurance Scheme" and/or a comprehensive financial arrangement, at the election of the Employee, including insurance in the event of illness or loss of capacity for work (the "Managers' Insurance"), as follows: (i) the Company shall pay an amount equal to 5% of the Salary towards the Managers' Insurance and shall deduct 5% from the Salary and pay such amount towards the Managers' Insurance for the Employee's benefit; (ii) the Company shall pay an amount up to 2.5% of the Salary towards disability insurance; and (iii) the Company shall pay an amount equal to 8-1/3% of the Salary towards a fund for severance compensation, which shall be payable to the Employee upon severance, whether compensation is required by law or not, except for (i) such circumstances in which Israeli law denies the right for severance payment, whereas such payment shall be made in the sole discretion of the Company; or (ii) the termination of Employee's employment with the Company for Cause (as defined below).


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4.4.  Vocational  Studies.   The  Company  shall  open  and  maintain  a  "Keren
Hishtalmut" Fund for the benefit of the Employee (the "Fund"). The Company shall contribute to such Fund an amount equal to 7-1/2% of the Salary and the Employee shall contribute to the Fund an amount equal to -2-1/2% of the Salary. The Employee hereby instructs the Company to transfer to the Fund the Employee's payment and the Company's contribution from the Salary. 4.5. Vacation; Sick Leave; Recreation Payment. 4.5.1. Until October 1, 2003, Employee shall be entitled to a paid annual vacation of sixteen (16) days with respect to and during each twelve (12) month period of his employment hereunder (the "Vacation Days"). Thereafter, Employee shall be entitled to additional one (1) Vacation Day per each year of employment with the Company. Employee may accumulate Vacation Days, subject to applicable law and the Company's written consent. The Company, at its discretion, shall be entitled to pay Employee, subject to applicable law, the value of unused Vacation Days, calculated pro-rata on the basis of the Salary (including the payment for the Manager's Insurance and for the Fund), in lieu of the usage of the Vacation Days. 4.5.2. Employee shall be entitled to Recuperation Pay according to applicable law. 4.5.3. Employee shall be entitled to sick leave according to applicable law, upon demonstration to the Company of appropriate medical documentation thereof. Sick leave days may not be accumulated or redeemed. Payment by the Company of sick leave days due to Employee in connection with disability payments shall be set-off against payments received by Employee pursuant to subsection 4.3 above. 4.6. Expenses. Employee shall be reimbursed by the Company for all reasonable business expenses,  incurred  by  Employee  with  respect to travel,  lodging,  meals and
entertainment   activities   carried  in  connection  with  the  fulfillment  of
Employee's duties pursuant to this Agreement, whether in Israel or abroad, provided, that Employee provides proper documentation thereof post factum. 4.7. Review. The Salary and any additional benefits to which the Employee is entitled hereunder shall be reviewed by the Board of Directors of m-Wise every twelve
(12) months, commencing as of October 1, 2002. Nothing in this subsection 4.7 shall be deemed as conferring upon the Employee any right for improvement of the terms of his employment hereunder. 4.8. The Company shall pay Employee the Salary, including without limitation, payments to the Manager's Insurance, social benefits and fringe benefits as detailed herein, during the period of the Employee's military reserve duty, provided, that, Employee shall provide the Company with documentation evidencing to the fulfillment of such reserve duty. The Company shall retain National Insurance Institute payment transfers in connection with such military reserve duty.

5. Options
Subject to the discretion of the Board of Directors of m-Wise, Employee shall be entitled to receive options to purchase stock of m-Wise under an employee stock option plan of m-Wise, on the terms


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and conditions as shall be determined by the Board of Directors of
m-Wise.


6. Confidentiality; Inventions; Non-Competition Employee undertakes to comply with and to be bound by the terms and conditions of the m-Wise Israel Employee Proprietary Information and Inventions Agreement, attached hereto as Exhibit A (the "Proprietary Information and Inventions Agreement").

7. Term and Termination
7.1. This Agreement shall be in effect as of October 1, 2002, and shall continue to be in full force and effect for an undefined period, until terminated as hereafter provided. 7.2. Prior to October 1, 2003, this Agreement may be terminated by either the Employee or the Company by giving the other party thirty (30) days prior written notice. Thereafter, this Agreement may be terminated by the Employee or the Company by giving the other party forty-five
(45) days prior written notice (each, a "Prior Notice Period"). The Company may choose to pay Employee one (1) Salary and, notwithstanding anything to the contrary in this Agreement, without limitation, social and fringe benefits, in lieu of giving him prior written notice. Upon termination of the employment relationship pursuant to this Section 5 neither the Company or m-Wise shall have no further obligation or liability other than the Salary earned under this Agreement and, notwithstanding anything to the contrary in this Agreement, without limitation, social and fringe benefits, in lieu of giving him prior written notice prior to the date of termination, and any accrued but unused vacation. Any outstanding payments due by Employee to the Company or-m-Wise shall be repaid by Employee no later than three (3) months following termination of this Agreement. Notwithstanding the aforesaid, the Company may set-off such outstanding payments due to it against payments due by the Company to Employee, subject to applicable law. 7.3. Notwithstanding anything to the contrary herein, the Company may terminate this Agreement at any time, effective immediately and without need for prior written notice, and without derogating from any other remedy to which the Company may be entitled, for Cause (as defined herein). For the purposes of this Agreement, the term "Cause" shall include, but is not limited to: (i) breach by the Employee of any of his obligations pursuant to
Section 3 of this Agreement or of any other material provision of this Agreement; (ii) breach by the Employee of any of his obligations pursuant to the Proprietary Information and Inventions Agreement; (iii) Employee's fraud, felonious conduct or dishonesty; (iv) Employee's embezzlement of funds of the Company and/or m-Wise or conduct which caused grave injury to the Company and/or m-Wise, monetarily or otherwise; (v) Employee's insubordination, incompetence, moral turpitude, other misconduct of any kind, gross negligence in the performance of his duties hereunder, material conflict of interest for the promotion of Employee's benefit; or (vi) Employee's refusal to perform his duties and responsibilities for any reason other than illness or incapacity. In the event the Company terminates


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Employee's employment for Cause, the Company shall have no further obligation or liability other than the Salary earned under this Agreement prior to the date of termination. 7.4. Employee shall cooperate with the Company and m-Wise and use his best efforts to assist the integration into the Company's organization of the person or persons who will assume the Employee's responsibilities.

8. Entire Agreement; Amendment; Severability 8.1. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and contains all of the promises, understandings, undertakings, and other representations made by the parties to each other, all of which are merged herein. 8.2. This Agreement shall prevail over any prior agreement, understanding, promise or undertaking of the parties, whether written or oral, with respect to the subject matter hereof, all of which are merged herein. 8.3. This Agreement shall not be amended, modified or varied other than by written instrument executed by both parties or their duly authorized representatives.
8.4. No failure or delay of either party hereto in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or non-performance by either party of any of the terms or conditions hereof. 8.5. If any provision of this Agreement (including any sentence, clause or part thereof) shall be adjudicated to be invalid or unenforceable, such provisions shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudicate is made. In addition, if any particular provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to the fullest extent compatible with the applicable law as it shall then appear. Any determination of the invalidity or unenforceability of any provision of the Agreement shall not affect the remaining provisions hereof unless the business purpose of this Agreement is substantially frustrated thereby.

9. Notice; Addresses
9.1. The addresses of the parties hereto for purposes of this Agreement shall be the addresses set forth above, or any other address which shall be provided by due notice. 9.2. All notices in connection with this Agreement shall be sent by registered mail, transmitted by facsimile or other electronic communication or delivered by hand to the addresses set forth above, and shall be deemed to have been delivered to the other party, if sent by registered mail, three (3) business days from the date of mailing; or if delivered by hand, upon actual delivery or proffer of delivery. Delivery by facsimile or other electronic


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communication shall be deemed to have received upon electronic confirmation of receipt.

10. Miscellaneous
10.1. The preamble to this Agreement constitutes an integral part hereof. 10.2. Headings are included for convenience purposes only and are not to be used in interpreting this Agreement. 10.3. The provisions of this Agreement are in lieu of any provisions of any collective bargaining agreement, and therefore, no collective bargaining agreement shall apply with respect to the relationship between the parties hereto (subject to the applicable lawful provisions). 10.4. This Agreement is personal and non-assignable by the Employee. This Agreement shall inure to the benefit of the Company and m-Wise's successors and assigns.
10.5. It is hereby agreed between the parties that the laws of the State of Israel shall apply to this Agreement and that the sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement shall be the applicable court of the Tel-Aviv-Jaffa District.


[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties affix their signatures hereto, effective as of the date first above written.



M-WISE LTD.                                                  GABRIEL KABAZO

Signature:___________________
Signature:_____________________

Name:             _____________________

Title:            _____________________



M-WISE, INC.

Signature:___________________

Name:             _____________________

Title:            _____________________




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